Exhibit 4(c).3

WESTPAC GENERAL MANAGEMENT SHARE OPTION PLAN

RULES

1.Application

These Rules shall apply to Options issued by Westpac pursuant to the Plan.

2.Definitions

In these Rules unless the context otherwise requires:

Award means, in relation to a Participant for a Performance Period, the number of Options which the Directors in their discretion determine to grant to that Participant pursuant to the Plan;

ASX means Australian Stock Exchange Limited or any successor body;

Base Number means the number of such Shares or other securities comprised in an Option, as applicable, as adjusted for any preceding Capital Event;

Bonus Security means a security in the capital of Westpac which a holder of securities in the capital of Westpac is entitled to be issued under any bonus issue by way of capitalisation of profits or any other way;

Business Day has the meaning given in the Listing Rules;

Capital Event means any of the following:

(a)                                  any event affecting the number or type of securities in the capital of a body corporate on issue, including a subdivision, consolidation, redemption or further issues of securities whether by way of rights issues, bonus issues or otherwise; and

(b)                                 any other event which the Directors in their discretion reasonably consider should be a Capital Event;

Change in Control means:

(a)                                  a person becomes entitled (as understood under the Corporations Act 2001 (Cth) as in force as at the date of adoption of this Plan) to at least 35% of the voting shares of Westpac on issue pursuant to a takeover bid for all of the voting shares of Westpac which is or becomes unconditional;

(b)                                 a scheme of arrangement or other merger proposal in relation to Westpac becomes binding on the holders of all of the voting shares of Westpac and by reason of such scheme or proposal a person becomes entitled (as understood under the Corporations Act 2001 (Cth) as in force as at the date of adoption of this Plan) to 35% of the voting shares of Westpac; or

(c)                                  a person becomes the beneficial owner of at least 35% of the voting shares of Westpac on issue other than pursuant to paragraph (a) or (b);

Closely-held Subsidiary has the meaning given in section 243M(3) of the Corporations Act 2001 (Cth) as in force at the date of adoption of this Plan;

Directors means the directors of Westpac from time to time or a majority of them;

Executive means a senior employee of Westpac or one of its Closely-held Subsidiaries (other than a non-executive Director) who is a member of the group of employees whom the Directors determine from time to time are to be eligible for nomination under the Plan;

Exercise Notice means a written notice in a form acceptable to Westpac given by a Participant to the Directors requesting delivery of Shares and any other securities comprising an Option to the Participant in accordance with an Award previously made to that Participant pursuant to the Plan;

Exercise Price means the amount payable on the exercise of one Option in respect of each underlying Share calculated as follows:

(a)           by attributing the Last Sale Price to the Shares;

(b)                                 by attributing to each Bonus Security notionally added to the Option after the grant of the Award a price of zero; and

(c)                                  by attributing to each Rights Issue Security notionally added to the Option after the grant of the Award a price equal to the full amount payable by a subscriber to take up one right in respect of the Rights Issue Security, and by making any further adjustments, including in respect of the Shares, in the event of any Capital Event (as determined in accordance with Rule 8.2 or 8.9);

Group Company means Westpac and any of its subsidiaries.

Last Exercise Date means, in respect of an Option which has not lapsed, the earlier of the following:

(a)           the date 10 years after the date of grant of the Option;

(b)                                 the date 12 months after the day on which the Participant ceases to be employed by Westpac or any subsidiary of Westpac by reason of:

(i)            ill health, injury, disability or death;

(ii)           retirement; or

(iii)                               their employing company, which was a Closely-held Subsidiary of Westpac at the date of grant of the Award, ceasing to be a subsidiary of Westpac; and

(c)                                  the date determined by the Directors where the Participant ceases to be employed by Westpac or any subsidiary of Westpac (other than as set out in paragraph (b)), if so determined by the Directors;

Last Sale Price means the average closing price quoted by ASX of the Shares during the five (5) Business Days on which Shares were traded preceding the commencement of the Performance Period;

Listing Rules means the official listing rules of ASX as amended from time to time;

Maximum TSR Ranking means the TSR Ranking equal to 75% or such other percentage as determined by the Directors at the time of determination of the Performance Requirements;

Mid-Range TSR Ranking means the TSR Ranking equal to 50% or such other percentage as determined by the Directors at the time of determination of the Performance Requirements;

Minimum TSR Ranking means the TSR Ranking equal to 25% or such other percentage as determined by the Directors at the time of determination of the Performance Requirements;

Option means a right, exercisable by a Participant, to subscribe for or acquire one Share, unless adjusted for any Capital Event as follows:

(a)                                  in the event of a subdivision, by multiplying the Base Number by the Reconstruction Factor;

(b)                                 in the event of a consolidation, by dividing the Base Number by the Reconstruction Factor;

(c)                                  in the event of a bonus issue, by adding to the Option that number of Bonus Securities which the Participant would have been entitled to receive if, on the record date for the determination of Bonus Security entitlements, the Participant had held the relevant Shares or other securities equal to the Base Number;

(d)                                 in the event of a rights issue, by adding to the Option that number of Rights Issue Securities for which the Participant would have been entitled to subscribe if, on the record date for the determination of Rights Issue Securities, the Participant had held the relevant Shares or other securities equal to the Base Number; and

(e)                                  in the event of any other Capital Event, by such appropriate adjustment as determined by the Directors in accordance with Rule 8.2 or 8.9;

Participant means each employee who receives and accepts an invitation under Rule 5.2;

Peer Group means the 50 bodies corporate other than Westpac comprised in the ASX All Industrials Index and which have the highest market capitalisation recorded by ASX at the commencement of the Performance Period provided that if during the Performance Period any of those bodies corporate cease to comprise that index for any reason the Peer Group will consist of the remainder of those bodies corporate, or such other bodies corporate and in such number as the Directors determine should comprise the Peer Group;

Performance Requirements means the requirement(s) determined by the Directors from time to time for assessing the performance of Westpac and which shall be based in whole or in part on the provisions of Rule 6.2;

Performance Period means, subject to Rules 8.3, 8.7 and 11.2, a period of three full years, or such other length of time as the Directors in their discretion determine, commencing on the date of issue of an invitation under Rule 5.2;

Plan means the Westpac General Management Share Option Plan established and operated in accordance with these Rules;

Reconstruction Factor means the number of the relevant securities on issue after the Capital Event divided by the number of such securities on issue before the Capital Event;

Rights Issue Securities means fully paid securities in the capital of Westpac in respect of which a holder of securities in the capital of Westpac is given a right by Westpac to subscribe pro rata according to their holding;

Rules means the rules of the Plan as set out in this document as amended from time to time;

Shares means fully paid ordinary shares in the capital of Westpac;

TSR means, in respect of a body corporate, the total shareholder return (including dividends) of the body corporate being the amount calculated on the following basis.

Step 1 - Calculate the average daily closing price quoted by ASX of an ordinary share of the body corporate over the three months immediately preceding the end of the Performance Period.

Step 2 - Add the amount calculated in Step 1 and any cash distribution under a return of capital of the body corporate to the ordinary shareholders generally during the Performance Period.

Step 3 - Calculate the average daily closing price quoted by ASX of an ordinary share of the same body corporate over the three months immediately preceding the start of the Performance Period.

Step 4 - Divide the result from Step 2 by the result from Step 3.

Step 5 - Divide the amount of each dividend paid on an ordinary share of the same body corporate during the Performance Period by the closing price quoted by ASX of the ordinary share of the same body corporate on the date of payment of the respective dividend. Each of these amounts is a dividend yield. Add each of the dividend yields for a Performance Period together.

Step 6 - Add together one (1) and the result from Step 5.

Step 7 - Multiply the result from Step 4 with the result from Step 6.

Step 8 - Subtract one (1) from the result from Step 7. This amount is the TSR for that body corporate,

subject to the right of the Directors to make adjustments as they think necessary for any Capital Event of the body corporate during the Performance Period;

TSR Ranking means the percentage ranking of Westpac or a body corporate amongst the group comprising the Peer Group and Westpac, ranked in ascending order according to their TSRs; and

Westpac means Westpac Banking Corporation.

3.Interpretation

In these Rules, the following rules of interpretation apply, unless the context requires otherwise:

(a)                                  words denoting the singular shall include the plural and vice versa;

(b)                                 words denoting the masculine gender shall include the feminine gender;

(c)                                  a reference to a person includes the legal personal representatives, successors and permitted assigns of that person;

(d)                                 a reference to a Rule is to a rule of this Plan;

(e)                                  a reference to number shall include fractions;

(f)                                    where the time for doing any act, matter or thing under these Rules falls on a day which is not a Business Day, it shall be done on the next succeeding Business Day; and

(g)                                 words which are not defined in these Rules shall have the meaning given in the Corporations Act 2001 (Cth) as amended.

4.Headings

Headings are for ease of reference only and shall not affect the interpretation of these Rules.

5.Participation

5.1                                 Subject to Rules 5.3 and 20.2, the Directors may nominate any Executive to participate in the Plan in relation to a Performance Period.

5.2                                 The Executives nominated under Rule 5.1 will be invited by the Directors to participate in the Plan in relation to a Performance Period. The date of issue of the invitation shall be determined by the Directors. The invitation will set out the Performance Requirements as determined under Rule 6. An acceptance of an invitation by an Executive must be notified to the Directors in writing.

5.3                                 An Executive who resides or is domiciled in a country other than Australia may not participate under Rule 5.2 unless:

(a)                                  the Directors have determined that they should participate; and

(b)                                 neither the laws of Australia nor the country of residence or domicile or any other matter or thing, in the opinion of the Directors, makes their participation illegal or impracticable.

5.4                                 The Directors may nominate under Rule 5.1 an Executive who becomes an employee of Westpac or one of its Closely-held Subsidiaries before the end of the first year of a Performance Period to participate in the Plan in respect of that Performance Period.

6.Determination of Performance Requirements

6.1                                 Before the commencement of each Performance Period the Directors will in their discretion determine the Performance Requirements applicable to that Performance Period.

6.2                                 For the purposes of Rule 6.1, the Directors, unless they determine otherwise, shall establish performance requirements on the following basis:

(a)                                  where the TSR Ranking of Westpac is less than the Minimum TSR Ranking, the number of Options which shall become exercisable under Rule 8.1(b) shall be zero;

(b)                                 where the TSR Ranking of Westpac is equal to the Minimum TSR Ranking, the number of Options which shall become exercisable under Rule 8.1(b) shall be the number equal to 25% of the Options comprising the Award;

(c)                                  where the TSR Ranking of Westpac is equal to or greater than the Maximum TSR Ranking, the number of Options which shall become exercisable under Rule 8.1(b) shall be the number equal to 100% of the Options comprising the Award;

(d)                                 where the TSR Ranking of Westpac is greater than the Minimum TSR Ranking and less than the Maximum TSR Ranking, the number of Options which shall become exercisable under Rule 8.1(b):

(i)                                     shall increase on a straight line basis from the percentage of Options comprising the Award set out in paragraph (b) to 50% of the Options comprising the Award where the TSR Ranking of Westpac is less than or equal to the Mid-Range TSR Ranking; and

(ii)                                  shall, where the TSR Ranking of Westpac is greater than the Mid-Range TSR Ranking, further increase on a straight line basis to 100% of the number of Options comprising the Award as contemplated in paragraph (c).

6.3                                 The Directors may declare one or more Performance Periods in any year.

7.Awards of Options

7.1           At the commencement of each Performance Period the Directors will allot to each Participant their Award.

7.2                                 The allotment of an Award to a Participant under Rule 7.1 does not confer on the Participant any right or interest in or any right to subscribe for any Shares or any other securities comprising the Award until the end of the Performance Period.

8.Award

8.1                                 At the end of each Performance Period the Directors will:

(a)                                  determine whether and, if so, the extent to which the Performance Requirements applicable to that Performance Period have been met; and

(b)                                 subject to Rules 8.2, 8.3, 8.4, 8.5, 8.7 and 19, determine the number of the Options granted to each Participant under an Award which are to be exercisable, but only to the extent to which the Performance Requirements have been met for that Performance Period, with the remainder to lapse.

8.2                                 When the Directors in relation to any Performance Period:

(a)                                  apply the Performance Requirements;

(b)                                 determine the number of Shares and other securities (if any) which comprise an Option; and

(c)                                  determine the Exercise Price of the Option,

the Directors must have regard to any Capital Event which has occurred during the Performance Period and ensure that the Capital Event is taken into account in applying the Performance Requirements, in determining the number of Shares and other securities which comprise an Option and in determining the Exercise Price, in a manner which is fair and equitable to the Participants and which is consistent with the relevant provisions of the Listing Rules.

8.3                                 After making a determination under Rule 8.1(b), the Directors will offer, in accordance with Rule 8.4, each of the Participants the option to extend the Performance Period by one year and, if an offer is accepted in writing within 30 days, the provisions of Rule 8.1 will be reapplied 12 months later in respect of that Participant by reference to the longer period. This offer will be repeated 12 months later to any Participant who elected to extend the Performance Period in the previous year.

8.4                                 Following the determination made by the Directors under Rule 8.1 the Directors shall inform each Participant:

(a)                                  as to whether or not the Performance Requirements have been met;

(b)                                 of the number of Options they are entitled to exercise, if any;

(c)                                  of the Exercise Price of an Option;

(d)                                 of the number of Shares and any other securities which comprise an Option;

(e)                                  of their extension right under Rule 8.3,

and, if applicable as determined by the Directors, may inform each Participant:

(f)                                    of the time or times at which each Participant may elect to exercise their Options;

(g)                                 of the availability, if any, of any loan facility available to each Participant in respect of the exercise of their Options.

8.5                                 The determination of the Directors under Rule 8.1(b) shall become final and binding 30 days after a notice under Rule 8.4 is issued, unless a Participant exercises his or her right under Rule 8.3 before such time in which event that determination is of no effect.

8.6                                 In this Plan:

(a)                                  all calculations shall be done to not less than 3 decimal places;

(b)                                 no rounding shall occur in respect of calculating the number of Options exercisable by each Participant until the Directors make a determination under Rule 8.1 and any such rounding shall be rounded up, if the resulting fraction (if any) is a value of 0.5 or more, and shall be rounded down, if the resulting fraction (if any) is a value of less than 0.5;

(c)                                  no rounding shall occur in respect of calculating the Exercise Price until a Participant lodges an Exercise Notice and any such rounding:

(i)                                     shall be calculated only in respect of the aggregate number of Options exercised; and

(ii)                                  shall be rounded up to the nearest cent, if the resulting fraction (if any) is a value of $0.005 or more, and shall be rounded down to the nearest cent, if the resulting fraction (if any) is a value of less than $0.005; and

(d)                                 no rounding shall occur in respect of calculating the number of Shares or other securities comprising an Option until a Participant lodges an Exercise Notice and any such rounding:

(i)                                     shall be calculated only in respect of the aggregate number of Options exercised; and

(ii)           shall be rounded up, if the resulting fraction (if any) is a value of 0.5 or more, and shall be rounded down, if the resulting fraction (if any) is a value of less than 0.5.

8.7                                If:

(a)                                  Change in Control occurs, the end of a Performance Period may be brought forward to a date determined by the Directors; or

(b)                                 there is publicly announced a merger proposal (whether by takeover bid, scheme of arrangement or otherwise) in relation to Westpac which the Directors believe may lead to a Change in Control, the Directors may in their sole discretion bring forward the end of a Performance Period to a date determined by the Directors, and the Directors may in their discretion vary or waive the Performance Requirements in determining the number of Options granted to each Participant under an Award which are to be exercisable.

8.8                                Any Options allotted under the Plan may not be assigned, disposed, pledged or otherwise be held subject to a security or third party interest.

8.9                                If a Capital Event occurs after the end of a Performance Period and before the lodgment of an Exercise Notice the Directors shall determine in respect of each Option:

(a)                                  the number of Shares and other securities (if any) which comprise the Option; and

(b)                                 the Exercise Price of the Option,

by taking into account the Capital Event in a manner which is fair and equitable to the Participants and which is consistent with the relevant provisions of the Listing Rules and the Directors may inform each Participant of these decisions or shall otherwise inform each Participant on request.

9.Exercise and Lapse of Options

9.1                                A Participant may exercise their Options received under the Plan in whole or in part (in parcels of 1000 Options), subject to Rules 8.4(f) and 9.7, by giving an Exercise Notice to the Directors at any time after the end of a Performance Period and before the Last Exercise Date.

9.2                                A Participant may exercise any of his or her Options by lodging an Exercise Notice and a cheque payable to Westpac for the Exercise Price applicable to those Options or by such other means of payment as may be approved by the Directors, at the head office of Westpac, for the time being or other place nominated by the Directors for this purpose.

9.3                                If the amount provided by a Participant is greater than the aggregate Exercise Price of the Options being exercised, Westpac shall promptly refund an amount equal to the excess. If the amount provided by a Participant is less than the aggregate Exercise Price of the Options being exercised, the Exercise Notice shall not be treated as duly completed until Westpac receives an amount equal to the difference.

9.4                                Within 30 days of the receipt of a duly completed Exercise Notice, the Directors shall cause the Shares or other securities comprising an Option to be issued to or acquired on the stock market of ASX in the name of the Participant in the number to which the Options the subject of the Exercise Notice relate.

9.5                                If the Directors determine under Rule 9.4 that the Shares are to be acquired on the stock market of ASX, this Rule 9.5 shall apply.

(a)                                  The Directors shall appoint an entity that is unrelated to any Group Company (Entity) for the sole purpose of purchasing the relevant number of Shares and, for that purpose, the Directors shall pay or cause to be paid to that Entity an amount equal to the costs and expenses of the acquisition of those Shares.

(b)                                 The Entity so appointed shall acquire the number of Shares as directed by the Directors and immediately allocate and cause those Shares to immediately be registered in the name of the relevant Participant, as directed by the Directors.

(c)                                  In acquiring those Shares, but not otherwise, the Entity acts as trustee for the relevant Participant until such time as those Shares have been acquired, allotted and registered in the name of that Participant. All other fiduciary obligations and duties of that Entity to that Participant that might otherwise be implied or imposed by law or equity are expressly excluded to the extent permitted by law, including without limitation any such obligation or duty arising under any statute.

(d)                                 The Entity is not an agent or trustee for Westpac or, except as provided by paragraph (c) of this Rule 9.5, any Participant.

9.6                                Any Shares or other securities issued on the exercise of an Option shall, for as long as required by Westpac’s constituent legislation or Deed of Settlement, be issued paid up or credited as paid up in an amount not less than the par value of Shares or such security.

9.7                                Options comprising an Award shall lapse on the earlier of:

(a)                                  the date of lapse under Rule 11.1;

(b)                                 the date that a determination of lapse under Rule 8.1(b) is final and binding under Rule 8.5;

(c)                                  5.00 pm (Sydney time) on the Last Exercise Date; and

(d)                                 the date on which a Participant ceases to be employed by Westpac or any subsidiary of Westpac by reason of:

(i)                                     dismissal for fraud, misconduct or poor performance; or

(ii)                                  resignation, unless otherwise determined by the Directors.

10.Dividends and Listing

(a)                                  The Shares and any other security comprising an Option, from the date of allotment of the Share or security, shall rank equally with all other existing Shares or securities, as applicable.

(b)                                 When Shares or other securities become presently liable to become registered in the name of a Participant, Westpac shall apply as soon as possible for official quotation of those Shares or other securities on each stock exchange on which Shares or such securities are listed, unless Westpac has already made such application by such time.

11.Executives leaving Westpac before the end of a Performance Period

11.1                          Subject to Rule 11.2, if a Participant ceases to be employed by Westpac or any subsidiary of Westpac during a Performance Period, all Options allotted in respect of that Performance Period shall lapse on the last day of such employment, unless the Directors in their discretion decide otherwise.

11.2                          If a Participant ceases to be employed by Westpac or any subsidiary of Westpac during a Performance Period by reason of:

(a)                                 ill health, injury, disability or death;

(b)                                retirement;

(c)                                 their employing company, which was a Closely-held Subsidiary of Westpac at the date of grant of the Award, ceasing to be a subsidiary of Westpac; or

(d)                                any other reason which the Directors in their discretion determine,

the Directors may deem the Performance Period in respect of the Participant to be at an end at a date they deem appropriate. The Directors will then determine the number of Options that will be exercisable and that will lapse taking into account, to the extent they deem appropriate, the extent to which the Performance Requirements have been met for that Performance Period and, at their discretion, the portion of the Performance Period that has elapsed.

12.Rights of Employees

The Plan shall not form part of any contract of employment between Westpac or any subsidiary of Westpac and any of their respective employees and shall not confer directly or indirectly on any employee any legal or equitable right whatsoever (other than rights as shareholders of Westpac under any Shares or other securities received under the Plan) against Westpac.

13.Powers of the Directors

The Plan shall be administered by the Directors who shall have power to:

(a)                                  determine appropriate procedures for administration of the Plan consistent with the provisions of these Rules;

(b)                                 resolve conclusively all questions of fact or interpretation and all calculations arising in connection with the Plan;

(c)                                  delegate to any one or more persons (including, but not restricted to a committee of Directors) for such period and on such conditions as they may determine the exercise of any of their powers or discretions arising under the Plan; and

(d)                                 subject to Rule 16, change or add to these Rules.

14.Costs

Westpac will pay all expenses, costs and charges in relation to the establishment and operation of the Plan, including all costs incurred in or associated with an issue of Options or an issue or purchase of Shares or other securities for the purposes of the Plan.

15.Notices

Any notice, instruction or direction given under these Rules:

(a)                                  is validly given if it is handed to the person concerned, faxed to the person concerned at the fax number last notified by that person or posted by ordinary prepaid post to the last known address of the person concerned;

(b)                                 must be signed by the sender or a person duly authorised by the sender;

(c)                                  will be taken to have been given:

(i)                                     in the case of personal delivery, when personally received;

(ii)                                  in the case of a posted letter, on the third Business Day after posting; or

(iii)                               in the case of a fax, on production of a transmission report by the machine from which the fax was sent which indicates that the fax was sent in its entirety to the fax number of the recipient, unless it is personally received or faxed after 5.00 pm on a day, in which case it shall be deemed to be received or faxed on the next succeeding Business Day.

16.Restrictions on Alterations to Plan

16.1                          Subject to the Listing Rules, the Directors may by resolution vary any of these Rules at any time.

16.2                          If a variation under Rule 16.1 reduces the rights of Participants the Directors must obtain the written consent of at least three-quarters of the Participants.

17.Commencement, Termination and Suspension of the Plan

17.1                          Subject to obtaining the approval of shareholders of Westpac, the Plan will commence on a date determined by the Directors.

17.2                          The Directors may terminate or suspend the operation of the Plan at any time.

18.Taxation

Neither Westpac nor any of its subsidiaries or any of their respective Directors, officers, employees, representatives or agents accept any responsibility or assume any liability for any taxation liabilities incurred by or imposed on any Participant as a consequence of participating in the Plan.

19.Limitations on Number of Options Issued

The total number of Shares the subject of Awards shall not exceed the maximum permitted under any class order of the Australian Securities and Investments Commission providing relief from the prospectus regime of the Corporations Act 2001 (Cth) to ensure compliance with such class order.

20.Connection with other Plans

20.1                          Subject to Rule 20.2, participation in the Plan does not affect, and is not affected by, participation in any other incentive or other plan or scheme operated by Westpac unless the terms of that other plan or scheme provide otherwise.

20.2                          A person who receives an offer of shares or options under the Senior Officers’ Share Purchase Scheme in a particular financial year of Westpac shall not be eligible to receive an Award under this Plan in that same financial year.

21.General

The Rules are to apply subject to the Corporations Act 2001 (Cth) (to the extent applicable to Westpac), the Listing Rules (subject to any waiver(s) granted by ASX) and Westpac’s Deed of Settlement as amended from time to time.

22.Governing Law

The terms and conditions of this Plan shall be governed by and construed in accordance with the laws for the time being in force in the State of New South Wales, Australia.